EXHIBIT 10.14

                                AMENDMENT NO. 1
                                       TO
                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                              (Phoenix Facilities)

         THIS AMENDMENT NO. 1 TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Amendment") is made and entered into as of the 1st day of June, 2000 (the "Effective Date"), by and among VANGUARD HEALTH SYSTEMS, Inc., VHS OF PHOENIX, INC., VHS OF ARROWHEAD, INC., and VHS OUTPATIENT CLINICS, INC., on the one hand, and BAPTIST HOSPITALS AND HEALTH SYSTEMS, INC., PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC., ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC., ARIZONA NETWORK DEVELOPMENT, INC., THE FOUNDATION FOR BAPTIST HEALTH SYSTEMS, and PROJECT OASIS, LLC, on the other hand.

                                   RECITALS:

         WHEREAS the Parties entered into an Agreement for Purchase and Sale of Assets (Phoenix Facilities) dated as of March 31, 2000 (the "Agreement"), pursuant to which, among other things, Sellers agreed to sell to Purchasers, and Purchasers agreed to purchase from Sellers, substantially all of the assets and businesses owned or leased by Sellers and their Affiliates and used in the conduct of the Baptist Facilities; and

         WHEREAS, the Parties are prepared to close the Transaction and desire to amend the Agreement to set forth certain understandings and agreements among the Parties.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

                                   AGREEMENT

         1.   Certain Equipment.
              -----------------

         (a) Sellers acquired certain CT equipment prior to Closing and paid a portion of the purchase price for the equipment at the time the equipment was acquired (the portion of the purchase price so paid has been recorded by Sellers as a prepaid expense). At Closing Sellers will pay the balance of the purchase price for the equipment. Purchasers agreed to reimburse Sellers at Closing for the cost of purchasing the equipment (including the prepaid amount), as set forth on Exhibit A, and Sellers agreed to treat the amount so reimbursed to Sellers by Purchasers (including the prepaid amount) as a capital expenditure made by Purchasers "from and after the Closing Date of the Transaction" within the meaning of Section 12.18 of the Agreement.

         (b) Sellers have leased certain equipment pursuant to one or more operating leases described on Exhibit A. Sellers shall terminate the leases and purchase the equipment at Closing and Purchasers shall reimburse Sellers at Closing for the cost of purchasing the equipment, as set forth on Exhibit A. Sellers have agreed to treat the amount so reimbursed to Sellers by


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Purchasers as a capital expenditure made by Purchasers "from and after the
Closing Date of the Transaction" within the meaning of Section 12.18 of the Agreement.

         2. PTO Accumulations. The Parties agreed that the Cash Portion of the Purchase Price would be determined in part by reducing the Purchase Price by an amount equal to all vacation, holiday and sick leave accumulations of the Sellers' former employees hired by Purchasers at the Closing, and related Taxes thereon, to the extent such accumulations are not included in Net Working Capital. In addition, Purchasers agreed to assume, among other liabilities, all accrued unused vacation leave, sick-leave days and paid time off with respect to former employees of Sellers who are employed by Purchasers to the extent included in Net Working Capital. With respect to any employees with less than one year of service with Sellers ("New Employees"), it is Sellers' policy to accumulate, but not accrue, the paid time off until the first anniversary of each New Employee's hire date (provided that the New Employee is still employed by Sellers on the first anniversary), at which time the paid time off benefit vests for the New Employee and Sellers accrue the liability in their Financial Statements. Because the Parties desire and intend that Purchasers provide each New Employee credit for the paid time off that vests for the New Employee on the first anniversary of the New Employee's hire date (provided that the New Employee is still employed by Purchasers on the first anniversary) to the same extent as such benefits are credited for employees who are not New Employees, the Parties have agreed that (i) the Purchase Price shall not be reduced at Closing by an amount equal to the accumulated but not accrued paid time off with respect to New Employees, or related Taxes thereon, (ii) for each New Employee who is employed by Purchasers on the first anniversary of the New Employee's hire date with Sellers, Purchasers shall vest the New Employee with the paid time off benefits accumulated (but not accrued) by Sellers as of the Closing Date, and (iii) Sellers shall pay to Purchasers, within ten business days after invoice by Purchasers, an amount equal to the paid time off benefits so vested by Purchasers pursuant to the preceding clause (ii), plus related Taxes thereon.

         3. Assumed Contracts. Section 2.1.4 of the Agreement is amended and restated in its entirety as follows:

                  2.1.4 Assumed Contracts. All Assumed Contracts identified as such among the Contracts listed and described on Schedule 2.1.4,
         Schedule 2.1.1-B and Schedule 11.5, and all Immaterial Contracts, but with respect to Assumed Contracts that include any Excluded Businesses, Purchasers' assumption shall be with respect to the Purchased Assets and the Baptist Facilities only and not the Excluded Businesses.

         4. Seniors HMO/Medicare Residency Payments. PBHMC is entitled to receive graduate medical education and indirect medical education payments from Medicare ("GME/IME Payments") based on "Senior HMO" patients as if they were Medicare patients. PBHMC recently discovered that amounts PBHMC has been and is entitled to receive under this arrangement have been underreported. In consideration of the payment at Closing of $60,000, Purchasers shall resubmit to Medicare on behalf of Sellers "zero bills" with respect to the Senior HMO patients. As a result, after Closing the Parties expect that Purchasers will receive GME/IME Payments from Medicare in respect of pre-Closing periods and, upon receipt of any

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such payments and the related remittance advices, Purchasers shall forward such payments to PBHMC with reasonable promptness as though the same were monies in respect of Excluded Assets.

         5. Restriction on Sale/Transfer of PBHMC and ACHMC and Right of First Refusal.

         (a) Section 12.9.1 is amended and restated in its entirety as follows:

                  12.9.1. Restriction on Sale/Transfer. For a period of five
         (5) years after the Closing Date, no Purchaser shall transfer ownership or control of all or substantially all of the assets of either Baptist Hospital to any Person, other than a Person wholly owned and controlled by Vanguard.

         (b) The first sentence of Section 12.9.2(a) is amended by deleting the phrase "Purchasers or their Affiliates" and inserting in lieu thereof "Vanguard or its Affiliates".

         The last clause of Section 12.9.2(d) is amended and restated as follows: "...it being understood and acknowledged that Purchasers shall thereafter own and control the Baptist Assets subject to the Offer free and clear of the restrictions set forth in this Section 12.9.2 (except for the last three sentences of Section 12.9.2(c))."

         6. Foundation. Project Oasis, LLC was formed by Sellers to receive the proceeds of the Transaction. Since the Effective Date, however, Sellers have determined that Project Oasis, LLC will not be the recipient of the proceeds of the Transaction. Instead, PBHMC will be the recipient at Closing of the proceeds of the Transaction and PBHMC and/or The Foundation for Baptist Health Systems will apply and spend the proceeds in any manner whatsoever consistent with the respective charitable purposes of PBHMC and the Foundation, as set forth in their Articles and Bylaws. As a result, effective as of the Closing, the term "Foundation" as used in the Agreement shall mean The Foundation for Baptist Health Systems and PBHMC. From and after the execution of this Amendment by all Parties, Project Oasis, LLC shall no longer be a Party to the Agreement and shall no longer have any obligation or liability under the Agreement, and any reference from and after the date of this Agreement to any Party (including in any Closing Document) shall exclude Project Oasis, LLC. Project Oasis, LLC joins in the execution of this Agreement for the purpose of acknowledging the foregoing and releasing any rights, benefits and privileges to which it is otherwise entitled by virtue of being a Party to the Agreement.

         7. Title Insurance. With respect to representations and warranties of title respecting the Real Property made by Sellers, Purchasers shall first make claims for breach of such representations and warranties against the title insurance policies obtained by Purchasers pursuant to Section 9.8 of the Agreement before making any claim against Purchasers under the Agreement. Any indemnity or other payments made to Purchasers by the title insurance company in respect of Losses arising from such claims shall be applied to and reduce the Losses that Purchasers may claims against and recover from Sellers in respect of such claims.

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         8. The Subsidiary and the Shares. BHHS has solicited the consent of
Farm Bureau Life Insurance Company (the "Lender") to the assignment by BHHS of its interest in the Subsidiary. The Lender is the holder of a deed of trust of record against Arrowhead Medical Plaza I, the medical office building owned by the Joint Venture, and the deed of trust requires the Lender's consent to the transfer to Purchasers of BHHS's ownership interest in the Shares. The Lender has responded to Sellers' request for consent by setting forth certain conditions that the Parties have determined cannot reasonably be satisfied by Closing. Instead of deferring Closing, however, the Parties have decided to proceed to Closing with respect to the other Baptist Facilities and to defer Closing on the Shares until the Parties either have satisfied the Lender's conditions and received the Lender's consent, or agreed on an alternative course of action with respect to the Lender and its deed of trust. Therefore, the Purchase Price shall be reduced at Closing by $3,396,075 and, within five business days after receipt of the Lender's consent or the satisfactory resolution of the alternative course of action, the Parties shall proceed to Closing with respect to the Shares, at which time Sellers shall deliver to Purchasers title to the Shares and Purchasers shall deliver to Sellers $1,520,000 and the long-term indebtedness of the Joint Venture will remain in place. The Parties shall proceed diligently and in good faith to obtain the Lender's consent or agree on an alternative course of action. The Closing of the sale of the Shares shall be conducted in the same manner as the Closing of the sale of the other Baptist Facilities. The Subsidiary's partner in the Joint Venture has also expressed an interest in being bought out by the Subsidiary and the Purchasers may desire to coordinate the closing of such a buy-out with the closing of the sale of the Shares. From and after the date of this Amendment until the Closing of the sale of the Shares pursuant to this Section and subject to applicable fiduciary duties, Sellers shall cause the Subsidiary and the Joint Venture to conduct their respective businesses in the ordinary course consistent with past practices and shall not permit or suffer the Subsidiary or Joint Venture to take any action that would have a material adverse effect on the Arrowhead Baptist Hospital without the prior written consent of Purchasers. If the Lender requires Vanguard to execute and deliver to Lender a continuing guarantee, Section 12.27 of the Agreement shall be deleted.

         9. Miscellaneous. Except as amended by this Amendment, the Agreement shall remain in full force and effect without change. This Amendment is incorporated into and becomes a part of the Agreement, and shall not have any significance, or be interpreted or construed, independent of the Agreement, or be further amended except as provided in the Agreement. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

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         IN WITNESS WHEREOF, the Parties to this Agreement have executed this
Agreement by their duly authorized representatives as of the Effective Date.

VHS OF PHOENIX, INC.                         VHS OF ARROWHEAD, INC.


By:      /s/ Keith B. Pitts                  By:      /s/ Keith B. Pitts
         ----------------------------                  -------------------------
Name:    Keith B. Pitts                      Name:    Keith B. Pitts
         ----------------------------                  -------------------------
Title:   Executive Vice President            Title:   Executive Vice President
         ---------------------------                  --------------------------

VHS OUTPATIENT CLINICS, INC.                 VANGUARD HEALTH SYSTEMS, INC.


By:      /s/ Keith B. Pitts                  By:      /s/ Keith B. Pitts
         ----------------------------                 --------------------------
Name:    Keith B. Pitts                      Name:    Keith B. Pitts
         ----------------------------                 --------------------------
Title:   Executive Vice President            Title:   Executive Vice President
         ---------------------------                  --------------------------

BAPTIST HOSPITALS AND HEALTH SYSTEMS,        PHOENIX BAPTIST HOSPITAL AND
INC.                                                 MEDICAL CENTER, INC


By:      /s/ Gerald L. Wissink               By:      /s/ Gerald L. Wissink
         ----------------------------                 --------------------------
Name:    Gerald L. Wissink                   Name:    Gerald L. Wissink
         ----------------------------                 --------------------------
Title:   President                                    Title:   President
         ----------------------------                 --------------------------

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ARROWHEAD COMMUNITY HOSPITAL AND             ARIZONA NETWORK DEVELOPMENT, INC.
MEDICAL CENTER, INC.

By:      /s/ Gerald L. Wissink               By:      /s/ Gerald L. Wissink
         ----------------------------                 --------------------------
Name:    Gerald L. Wissink                   Name:    Gerald L. Wissink
         ----------------------------                 --------------------------
Title:   President                           Title:   President
         ----------------------------                 --------------------------

THE FOUNDATION FOR BAPTIST HEALTH            PROJECT OASIS, LLC
SYSTEMS
                                             By:    Baptist Hospitals and Health
                                                    Systems, Inc., Manager

By:      /s/ Gerald L. Wissink               By:      /s/ Gerald L. Wissink
         ----------------------------                 --------------------------
Name:    Gerald L. Wissink                   Name:    Gerald L. Wissink
         ----------------------------                 --------------------------
Title:   President                           Title:   President
         ----------------------------                 --------------------------

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                                   EXHIBIT A

                               CERTAIN EQUIPMENT

Equipment           Lease No.         Vendor                    Purchase Price1
-------------------------------------------------------------------------------

CT Tomoscan AV
 Expander System    None              Philips Medical Systems       $550,779.99
Various             7511485           Picker Financial Group          25,000.00
Various             7511488           Picker Financial Group           6,500.00
Various             7511483           Picker Financial Group          35,000.00
Various             7511489           Picker Financial Group         179,415.00
Various             7511491           Picker Financial Group          47,587.00
                                                                  -------------
     Total Purchase Price/Capital Expenditures                      $844,281.99
                                                                    ===========


1 Purchase Price for the CT Tomoscan Expander System includes $61,200, which has been accrued by Sellers as a prepaid expense.